                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                   FORM 8-A/A
                                 Amendment No. 1

                                  ------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          MOTIVEPOWER INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Pennsylvania                                   82-0461010
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  Two Gateway Center, Pittsburgh, PA                       15222
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration      If this Form relates to the
of a class of debt securities and is          registration of a class of debt
effective upon filing pursuant to General     securities and is to become
Instruction A(c)(1) please check the          effective simultaneously with
following box.    [ ]                         the effectiveness of a
                                              concurrent registration
                                              statement under the Securities
                                              Act of 1933 pursuant to General
                                              Instruction A(c)(2) please check
                                              the following box.[ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on which
Title of each class to be so registered          each class is to be registered
---------------------------------------          ------------------------------

Preferred Share Purchase Rights                      New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
               --------------------------------------------------
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         Reference is hereby made to the Form 8-A of MotivePower Industries, Inc., a Pennsylvania corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") on May 4, 1999, and such Form 8-A is hereby incorporated by reference herein.

         The Registrant executed the Fifth Amendment (the "Amendment"), dated as of June 2, 1999, to the Rights Agreement, dated as of January 19, 1996, as amended as of April 5, 1996, June 20, 1996 and July 25, 1996 (the "Rights Agreement"), between the Registrant and ChaseMellon Shareholder Services, as Rights Agent (the "Rights Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

         As more fully set forth in the Amendment, the Amendment (i) renders the Rights Agreement inapplicable with respect to the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 2, 1999, among Westinghouse Air Brake Company and the Registrant, (ii) excludes from the definition of Acquiring Person the Westinghouse Air Brake Company Employee Stock Ownership Trust, (iii) makes certain amendments in connection with the reincorporation of the Registrant from the State of Delaware to the Commonwealth of Pennsylvania and (iv) makes certain additional amendments requested by the Rights Agent.

         A copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.  Exhibits.

         1. Fifth Amendment to Rights Agreement, dated as of June 2, 1999, between MotivePower Industries, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MOTIVEPOWER INDUSTRIES, INC.



                                         By: /s/ Jeannette Fisher-Garber
                                            ------------------------------------
                                             Jeannette Fisher-Garber
                                             Vice President, General Counsel and
                                                    Secretary


Dated:  June 3, 1999



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                                  EXHIBIT INDEX




 Exhibit
  Number      Description
 -------      -----------
      1       Fifth Amendment to Rights Agreement, dated as of June 2, 1999, between MotivePower Industries, Inc. and ChaseMellon Shareholder
              Services, L.L.C., as Rights Agent.